AMERICAN FINANCIAL GROUP, INC.

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

     The following is a list of subsidiaries of AFG at December 31, 2000. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

                                                                                           Percentage of
                                                                                           Common Equity
Name of Company                                                       Incorporated           Ownership
---------------                                                       ------------         -------------
AFC Holding Company                                                     Ohio                     100
    American Financial Capital Trust I                                  Delaware                 100
    American Financial Corporation                                      Ohio                     100
      American Money Management Corporation                             Ohio                     100
      American Premier Underwriters, Inc.                               Pennsylvania             100
         Pennsylvania Company                                           Delaware                 100
            Atlanta Casualty Company                                    Ohio                     100
            Infinity Insurance Company                                  Indiana                  100
            Leader Insurance Company                                    Ohio                     100
            Republic Indemnity Company of America                       California               100
            Windsor Insurance Company                                   Indiana                  100
      Great American Insurance Company                                  Ohio                     100
         AFC Coal Properties, Inc.                                      Ohio                     100
         American Custom Insurance Services, Inc.                       Ohio                     100
         American Dynasty Surplus Lines Insurance Company               Delaware                 100
         American Empire Surplus Lines Insurance Company                Delaware                 100
             American Empire Insurance Company                          Ohio                     100
             Fidelity Excess and Surplus Insurance Company              Ohio                     100
         Brothers Property Corporation                                  Ohio                      80
         Eden Park Insurance Company                                    Indiana                  100
         Great American Alliance Insurance Company                      Ohio                     100
         Great American Assurance Company                               Ohio                     100
         Great American E&S Insurance Company                           Delaware                 100
         Great American Financial Resources, Inc.                       Delaware                  83
             AAG Holding Company, Inc.                                  Ohio                     100
                American Annuity Group Capital Trust I                  Delaware                 100
                American Annuity Group Capital Trust II                 Delaware                 100
                American Annuity Group Capital Trust III                Delaware                 100
                Great American Life Insurance Company                   Ohio                     100
                   Annuity Investors Life Insurance Company             Ohio                     100
                   Great American Life Insurance Company
                     of New York                                        New York                 100
                   Loyal American Life Insurance Company                Ohio                     100
                   United Teacher Associates Insurance Company          Texas                    100
             Great American Life Assurance Company
                of Puerto Rico, Inc.                                    Puerto Rico              100
         Great American Insurance Company of New York                   New York                 100
         Great American Management Services, Inc.                       Ohio                     100
         Mid-Continent Casualty Company                                 Oklahoma                 100
         National Interstate Corporation                                Ohio                      58
         Seven Hills Insurance Company                                  New York                 100
         Worldwide Insurance Company                                    Ohio                     100

       The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.
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